Exhibit 99.3

Gamesquare Holdings, Inc.

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Special Meeting to be held on February 27, 2024

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 10:00 a.m. (Toronto time) on February 23, 2024.

VOTE USING THE INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- Smartphone? Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

If you vote by Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy.
Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01YS7C

Appointment of Proxyholder

I/We being holder(s) of securities of Gamesquare Holdings, Inc. (the "Corporation") hereby appoint: Lou Schwartz, or failing this person, Mike Munoz (the "Management Nominees")

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of shareholders of the Corporation to be held at the offices of Blake, Cassels & Graydon LLP, 199 Bay Street, Commerce Court West, Suite 4000, Toronto, Ontario M5L 1A9 on February 27, 2024 at 10:00 a.m. (Toronto time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

	For	Against
1. Merger Resolution To consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution (the "Merger Resolution"), the full text of which is attached as Schedule B to the accompanying management information circular (the "Circular") of the Corporation, approving, among other things, the issuance of common shares in the capital of the Corporation forming the consideration to be issued to securityholders of FaZe Holdings Inc., in connection with the agreement and plan of merger dated October 19, 2023 among the Corporation, GameSquare Merger Sub I, Inc. and FaZe Holdings Inc. (the "Merger"), all as more fully described in the Circular.	☐	☐
2. Omnibus Plan To consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to approve the Corporation's amended and restated Omnibus Plan, including the increase to the number of securities available under the Omnibus Plan, all as more fully described in the Circular.	☐	☐
3. Inducement Awards To consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution of disinterested shareholders to approve the grant of awards representing up to 1% of the issued shares of the Corporation, respectively, and 3% in the aggregate, to be issued to three of the founders of FaZe as an inducement to each of them to enter into a contract of full-time employment with the Corporation, all as more fully described in the Circular.	☐	☐
4. Continuance Resolution To consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Continuance Resolution"), the full text of which is attached as Schedule H to the Circular, approving the continuance of the Corporation from the laws of the Province of British Columbia to the laws of the State of Delaware, all as more fully described in the Circular.	☐	☐
5. Advisory Resolution on Compensation To consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution approving, on a non-binding advisory basis, compensation that may be paid or become payable to the Corporation's named executive officers that is based on or otherwise relates to the Merger.	☐	☐
6. Adjournment Resolution To consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution approving the adjournment of the Meeting from time to time to solicit additional proxies in favour of the Merger Resolution and/or the Continuance Resolution.	☐	☐
7. PIPE Financing Resolution To consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution approving, in accordance with Nasdaq rule 5635(d), the issuance of more than 20% of the outstanding shares of the Corporation at a discount to its affiliates, all as more fully described in the Circular.	☐	☐
8. Control Person Resolution To consider and, if deemed advisable, to pass, with or without variation, a resolution of disinterested shareholders approving the potential creation of new "Control Persons" of the Corporation within the meaning of the applicable policies of the TSX Venture Exchange.	☐	☐

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Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

SNKQ 362474 AR0

01YS8C